Exhibit 10.2

FORBEARANCE AGREEMENT AND AMENDMENT NUMBER 3 TO LOAN DOCUMENTS

THIS FORBEARANCE AGREEMENT AND AMENDMENT NUMBER 3 TO LOAN DOCUMENTS (this “Third Amendment”), is entered into as of March 20, 2009 (the “Third Amendment Effective Date”), by and among GVEC RESOURCE IV INC. (“Agent”), as Agent and as a Lender, EMRISE CORPORATION, a Delaware corporation (“Parent”), and Parent’s Subsidiaries that are signatories hereto (collectively with Parent, “Borrowers”).

W I T N E S S E T H

WHEREAS, Borrowers, Agent and the Lenders named therein are parties to that certain Credit Agreement, dated as of November 30, 2007, as amended by that certain Amendment Number 1 to Loan Documents, dated August 20, 2008 (the “First Amendment”), and that certain Amendment Number 2 to Loan Documents, dated February 12, 2009 (the “Second Amendment”) (as further amended, restated, supplemented, or modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to Section 5.21 of the Credit Agreement, on or prior to March 20, 2009, Borrowers are obligated to provide evidence to Agent that Borrowers shall have received no less than $5,000,000 in net proceeds (after the payment of all underwriting commissions, investment banking fees and other fees and expenses associated therewith) from either (i) the sale of the Stock or assets of a significant subsidiary or division of Borrowers or (ii) the sale of Borrowers’ Stock on terms acceptable to Agent in its reasonable discretion;

WHEREAS, concurrent with the execution of this Third Amendment by the parties hereto, Parent and EEC are entering into that certain Asset and Stock Purchase Agreement by and among Electro Switch Corp., ESC Worldwide, Inc., Parent and EEC (the “Purchase Agreement”), a copy of which is attached hereto as Exhibit A, pursuant to which EEC and Parent, as applicable, are selling to (i) to Electro Switch Corp., substantially all of the assets of EEC’s Digitran division (collectively, the “Digitran Assets”) and (ii) to ESC Worldwide, Inc., an affiliate of Electro Switch Corp., all of the capital equity of XCEL Japan Ltd., a wholly-owned Subsidiary of EEC (the “XCEL Japan Shares”), (collectively, the “Asset and Stock Sale”);

WHEREAS, pursuant to Section 2.4(c)(i) of the Credit Agreement, upon any sale by Borrowers of property or assets, Borrowers are obligated to utilize the net proceeds from such sale to prepay the outstanding Obligations, and, pursuant to Section 2.4(d)(i) of the Credit Agreement, such prepayment must be applied first against the outstanding balance of principal and interest of Term Loan C and second against the remaining installments of principal of the Term Loans (other than Term Loan C) in the inverse order of maturity;

WHEREAS, in connection with the Asset and Stock Sale, Agent and Lenders desire that the Borrowers prepay a portion of the outstanding Obligations in the aggregate amount of $10,000,000, which amount consists of the net proceeds derived from the Asset and Stock Sale together with additional proceeds of $750,000 (collectively, the “Sales Proceeds”);

WHEREAS, Borrowers desire to apply the Sales Proceeds first against the outstanding balance of principal and interest of Term Loan C and second against the aggregate principal balance of the Term Loan B;

WHEREAS, pursuant to Section 6.3 of the Credit Agreement, without the prior written consent of Agent, each Borrower is prohibited from (i) selling or otherwise disposing of all or a substantial portion of its assets or (ii) suspending or going out of a substantial portion of its business.

WHEREAS, pursuant to Section 6.4 of the Credit Agreement, without the prior written consent of the Agent, each Borrower is prohibited from selling or otherwise disposing of any of the assets of any Borrower or Subsidiary of Borrower;

WHEREAS, pursuant to Section 6.6 of the Credit Agreement, without the prior written consent of the Agent, each Borrower is prohibited from changing the principal nature of its business;

WHEREAS, Borrowers have requested that Agent and the Lender Group each (i) consent to the consummation of the Asset and Stock Sale and the application of the Sales Proceeds as described above, and (ii) waive the requirements and prohibitions itemized in the recitals above with respect to the Asset and Stock Sale and the application of the Sales Proceeds as described above, and Agent and the Lender Group consent and agree to such request;

WHEREAS, as of the date hereof, certain Events of Default identified on Exhibit B hereto, have occurred and are continuing (collectively, the “Specified Defaults”);

WHEREAS, Borrowers have requested that Agent and Lenders waive any claims of breach or default arising out of or relating to the occurrence of the Specified Defaults and their continuation through the date hereof.

WHEREAS, Borrowers have requested that during the Forbearance Period (as hereinafter defined), Agent and Lenders agree to forbear from exercising certain of their default-related rights and remedies against Borrowers with respect to the Specified Defaults, notwithstanding the existence or continuation of the Specified Defaults and subject to the terms and conditions set forth herein; and

WHEREAS, subject to the terms and conditions set forth herein, the Lenders and Agent have agreed to (a) waive any claims of breach or default arising out of or relating to the occurrence of the Specified Defaults and their continuation through the date hereof, (b) forbear from exercising certain of their default-related rights and remedies against Borrowers with respect to the Specified Defaults during the Forbearance Period and (c) amend the Credit Agreement in certain respects as set forth below.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       DEFINITIONS.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.  As used herein, the following terms shall have the respective meanings set forth below:

“Forbearance Period” shall mean the period beginning on the Third Amendment Effective Date and ending on the effective date of the Fourth Amendment (as defined below).

2.                                       CONSENT TO ASSET AND STOCK SALE; RELEASE OF LIEN AND SECURITY INTERESTS.

(a)                                  Agent hereby approves and grants its consent to the approval, authorization, execution, adoption and implementation of, and the consummation of transactions contemplated by the Purchase Agreement, and acknowledges that such consent satisfies the requirements of Sections 6.3, 6.4 and 6.6 of the Credit Agreement.

(b)                                 Pursuant to Section 14.2 of the Credit Agreement, Agent and the Required Lenders hereby waive any claims of breach or default arising out of or relating to the approval, authorization, adoption or implementation of, or the consummation of transactions contemplated by, the Purchase Agreement under Sections 6.3, 6.4 and 6.6 of the Credit Agreement.  Agent and the Required Lenders further acknowledge that no acceleration of any Obligations or termination of any Commitments under the Credit Agreement shall be triggered by the approval, authorization, adoption or implementation of, or the consummation of transactions contemplated by, the Purchase Agreement by Parent or EEC.

(c)                                  Agent hereby (i) releases its Lien and Security Interests (as that term is defined in the Security Agreement) in and to the Digitran Assets and the XCEL Japan Shares such that the Digitran Assets and the XCEL Japan Shares may be transferred to Electro Switch Corp. and ESC Worldwide, Inc., respectively, in the manner contemplated by the Purchase Agreement, (ii) authorizes Borrowers, Electro Switch Corp., ESC Worldwide, Inc. and their respective attorneys to file termination statements and releases, including, without limitation UCC-3 termination statements in appropriate Uniform Commercial Code filing jurisdictions and amendments to filings made with the United States Patent and Trademark Office, to evidence such release of Agent’s Lien and Security Interests, (iii) delivers to Borrowers an Affidavit of Lost Certificate and Indemnity with respect to the XCEL Japan Shares held by Agent pursuant to the terms of the Security Agreement, in form and substance acceptable to Borrowers, and (iv) terminates the Guaranty dated November 30, 2007 by XCEL Japan Ltd. for the benefit of Agent and the Lenders.

(d)                                 Agent hereby acknowledges that Borrowers have complied with all obligations of Borrowers under Section 5.21 of the Credit Agreement.

3.                                       APPLICATION OF SALES PROCEEDS.

(a)                                  Agent hereby acknowledges that by delivering the Sales Proceeds to Agent, Borrowers are in full compliance with the requirements of Section 2.4(c)(i) of the Credit Agreement.

(b)                                 Agent hereby acknowledges that, notwithstanding the provisions of Section 2.4(d)(i) of the Credit Agreement, the Sales Proceeds shall be applied first to the outstanding balance of principal and interest of Term Loan C and second against the principal balance of Term Loan B.

(c)                                  Pursuant to Section 14.2 of the Credit Agreement, Agent and the Required Lenders hereby waive any claims of breach or default arising out of or relating to the application of the Sales Proceeds first to the outstanding balance of principal and interest of Term Loan C and second against the principal balance of the Term Loan B under Section 2.4(d)(i) of the Credit Agreement.  Agent and the Required Lenders further acknowledge that no acceleration of any Obligations or termination of any Commitments under the Credit Agreement shall be triggered by the approval, authorization, adoption or implementation of, or the consummation of transactions contemplated by, the application of the Sales Proceeds as described herein.

(d)                                 As of the Third Amendment Effective Date, Agent hereby acknowledges that the outstanding principal and all accrued and unpaid interest under the Term Loan C has been paid in full.  Concurrently herewith, Agent is returning the original Term Loan C Note to the Parent, marked “Paid in Full.”  Agent and Lender hereby irrevocably and permanently waives any rights to receive any further payments with respect to the Term Loan C Note.

4.                                      ADDITIONAL PROCEEDS FROM ASSET AND STOCK SALE.

(a)                                  Borrowers agree to pay to Agent the amount by which the Closing Net Value (as defined in the Purchase Agreement) exceeds the Target Net Value (as defined in the Purchase Agreement), in immediately available funds, within three (3) business days after the date that Borrowers receive such amount.

(b)                                 Borrowers agree to pay to Agent the entire amount of the Deferred Cash Consideration (as defined in the Purchase Agreement), if any, in immediately available funds, within three (3) business days after the date that Borrowers receive the Deferred Cash Consideration.

5.                                       WAIVER OF DEFAULTS AND FORBEARANCE.

(a)                                  Pursuant to Section 14.2 of the Credit Agreement, Agent and Required Lenders hereby waive any claims of breach or default arising out of or relating to the initial occurrence of the Specified Defaults and the continuation of such Specified Defaults through the Third Amendment Effective Date.  Agent and the Required Lenders further acknowledge that no acceleration of any Obligations or termination of any Commitments under the Credit Agreement shall be triggered by the initial occurrence of the Specified Defaults and the continuation of such Specified Defaults through the Third Amendment Effective Date.

(b)                                 Effective as of the Third Amendment Effective Date, Agent and Lenders agree that until the expiration of the Forbearance Period, it will forbear from exercising their respective default-related rights and remedies against Borrowers, including, but not limited, accelerating the Obligations or terminating any Commitments under the Credit Agreement, solely with respect to the continuation of the Specified Defaults during the Forbearance Period.

(c)                                  Any agreement to extend the Forbearance Period, if any, must be set forth in writing and signed by a duly authorized signatory of each of the Agent and Required Lenders.

(d)                                 The parties hereto agree that the running of all statutes of limitation or doctrine of laches applicable to all claims or causes of action that Agent or any Lender may be entitled to take or bring in order to enforce their respective rights and remedies against any Borrower is, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

6.                                       AMENDMENT TO CREDIT AGREEMENT.

(a)                                  Section 2.2(d) of the Credit Agreement is amended and restated as follows:

“(d) Subject to subsection (c) above, the principal of Term Loan A shall be repaid in installments as follows:

(i) commencing December 1, 2008, and continuing on the first day of each of until March 1, 2009, equal installments of $50,000;

(ii) commencing on September 1, 2009, and continuing on the first day of each of until November 1, 2009, equal installments of $50,000; and

(iiii) commencing on December 1, 2009, and continuing on the first day of each of the 11 consecutive months thereafter, equal installments of $120,000.”

(b)                                 Section 2.2(e) of the Credit Agreement is amended and restated as follows:

“(e) Subject to subsection (c) above, the principal of Term Loan B shall be repaid in installments as follows: commencing on September 1, 2009, and continuing on the first day of each of the 15 consecutive months thereafter, equal installments of $166,666.67.”

(c)                                  All references to “XCEL Japan Ltd.” contained in the Loan Documents are hereby deleted from such Loan Documents.

7.                                       FOURTH AMENDMENT TO LOAN DOCUMENTS.  On or prior to April 10, 2009, the parties to the Credit Agreement shall enter into an amendment to the Credit Agreement to amend the financial covenants set forth in Sections 6.16(a), (b), and (c) of the Credit Agreement (the “Fourth Amendment”).  The parties to the Credit Agreement agree to engage in a good faith negotiation of the terms of the Amendment, to ensure, among other things, that the terms of the financial covenants shall be commercially reasonable to Lenders.  On the Third Amendment Effective Date, Borrowers shall pay to the Lenders a fee of $150,000, in consideration of the Lenders’ actions taken in connection with this Third Amendment and the Fourth Amendment (the “Forbearance and Amendment Fee”).  Agent and Lenders agree that except for the Forbearance Amendment Fee, no fees, including non-cash or any other form of consideration, will be payable to Agent or Lenders in connection with this Third Amendment and/or the Fourth Amendment.

8.                                       SATISFACTION OF CERTAIN CONDITIONS PRECEDENT TO THIS THIRD AMENDMENT.  The parties hereto acknowledge and agree that each of the following conditions precedent to the effectiveness of this Third Amendment have been satisfied as of the date hereof:

(a)                                                  Except as contemplated herein, the representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date);

(b)                                                 Except for the Specified Defaults, no Default or Event of Default has occurred or is continuing on the date hereof;

(c)                                                  No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Borrower, Agent, any Lender or any of their Affiliates;

(d)                                                 No Material Adverse Change has occurred;

(e)                                                  Borrowers have executed and delivered this Third Amendment to Agent on the date hereof;

(f)                                    Borrowers have paid to Agent, in immediately available funds, an amount equal to the Sales Proceeds;

(g)                                 Borrowers have paid to Agent, in immediately available funds, an amount equal to the Forbearance and Amendment Fee;

(h)                                 With respect to the Asset and Stock Sale:

(i)                                     Agent and Lenders have entered into the Side Letter Agreement with Parent, EEC and Electro Switch Corp., in the form attached as Exhibit C hereto.

(ii)                                  Borrowers have delivered to Agent a true and correct copy of the Purchase Agreement (including all schedules and Disclosure Schedules thereto), which is in form and substance reasonably satisfactory to Agent;

(iii)                               Borrowers have delivered to Agent a certification by an officer of ECC that the Asset and Stock Sale is being consummated concurrent with the effectiveness of this Agreement pursuant to the terms of the Purchase Agreement;

(iv)                              no Default or Event of Default has occurred that has not been waived by Agent and Lender pursuant to Section 5 of this Third Amendment and is continuing or would result after giving effect to the Asset and Stock Sale;

(v)                                 the Asset and Stock Sale has been undertaken in accordance with all applicable requirements of law; and

(i)                                     Agent has received such other documents and instruments as Agent in its reasonable discretion required.

9.                                       DISCLOSURE SCHEDULES.  Effective as of the Third Amendment Effective Date, (i) Schedules 4.5, 4.7(a), 4.7(b), 4.7(c), 4.8(c), 4.15, 4.16, 4.17 and 4.28 to the Credit Agreement are hereby updated by deleting the information provided on the similarly numbered Schedules attached to this Third Amendment and (ii) all references to XCEL Japan Ltd. (including all information provided with respect to XCEL Japan Ltd.) are hereby deleted from the Disclosure Schedules to the Credit Agreement.

10.                                 AMENDMENT TO SECURITY AGREEMENTS.  Effective as of the Third Amendment Effective Date, (i) XCEL Japan shall not be a Pledged Company, and the reference to XCEL Japan as a Pledged Company on Schedule 1 to the Security Agreement, together with any information relating to XCEL Japan on such schedule, shall be deleted, (ii) all Intellectual Property Collateral listed under the heading “EMRISE Corporation” on Schedule A to the Patent Security Agreement, together with any information relating to such Intellectual Property Collateral on such schedule, shall be deleted, and (iii) all Intellectual Property Collateral titled “VLP” and all Intellectual Property Collateral listed under the heading “EMRISE Electronics Corporation” on Schedule A to the Trademark Security Agreement, together with any information relating to such Intellectual Property Collateral on such schedule, shall be deleted.

11.                                 CONSTRUCTION.  THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

12.                                 ENTIRE AMENDMENT; EFFECT OF THIRD AMENDMENT.  This Third Amendment, and the terms and provisions hereof, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof.  Except as expressly set forth in this Third Amendment, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect.  To the extent any terms or provisions of this Third Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Third Amendment shall control.  This Third Amendment is a Loan Document.

13.                                 COUNTERPARTS; TELEFACSIMILE EXECUTION.  This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Third Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Third Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Third Amendment.  Any party delivering an executed counterpart of this Third Amendment by telefacsimile also shall deliver an original executed counterpart of this Third Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Third Amendment.

14.                                 MISCELLANEOUS.

(a)                                  Upon the effectiveness of this Third Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Third Amendment.

(b)                                 Upon the effectiveness of this Third Amendment, each reference in the Loan Documents to the “Credit Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Third Amendment.

[signatures on next page]

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed and delivered on the date first written above.

EMRISE CORPORATION		EMRISE ELECTRONICS CORPORATION

By:	/s/ Carmine T. Oliva	By:	/s/ Carmine T. Oliva
Title:		Title:

CXS LARUS CORPORATION		RO ASSOCIATES INCORPORATED

By:	/s/ Carmine T. Oliva	By:	/s/ Carmine T. Oliva
Title:		Title:

CUSTOM COMPONENTS, INC.		ADVANCED CONTROL COMPONENTS, INC.

By:	/s/ Carmine T. Oliva	By:	/s/ Carmine T. Oliva
Title:		Title:

GVEC RESOURCE IV INC., as Agent and a Lender

		By:	Wilbur Quon
		Title:	Authorized Signatory

		By:	[Illegible]
		Title:	Authorized Signatory